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                                                                      Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS


We have issued our report dated February 6, 2004 accompanying the consolidated financial statements included in the Annual Report of Apogee Technology, Inc. and Subsidiary on Form 10-KSB for the year ended December 31, 2003. We consent to the use of the aforementioned report, which is incorporated by reference in the Registration Statements of Apogee Technology, Inc. and Subsidiary on Form S-8 (Nos. 333-106316, 333-90558 and 333-61486).


/s/ YOHALEM GILLMAN & COMPANY LLP



New York, New York
March 25, 2004